SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             -----------------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 31, 2000


                       LIGAND PHARMACEUTICALS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



   Delaware                000-20720                    77-0160744
(State or other     (Commission File Number)  (IRS Employer Identification No.)
 jurisdiction of
 incorporation)


10275 Science Center Drive, San Diego, California             92121-1117
   (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code: (858) 550-7500

                                 Not applicable
         (Former name or former address, if changed since last report.)

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ITEM 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          On October 31, 2000, Ligand Pharmaceuticals Incorporated (the "Company") engaged Deloitte & Touche LLP ("D&T") as its independent certifying accountants for the remainder of the fiscal year ending December 31, 2000 and for the fiscal year ending December 31, 2001. In connection with this engagement, the Company dismissed Ernst & Young LLP ("E&Y"), its prior independent certifying accountants for the fiscal year ending December 31, 2000. The engagement of D&T and the dismissal of E&Y was recommended by the Audit Committee of the Company's Board of Directors and approved by its Board of Directors.

          The reports of E&Y with respect to the Company for fiscal years 1998 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or application of accounting principles. During fiscal years 1998 and 1999 and the subsequent interim period preceding the dismissal of E&Y, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in its report on the financial statements for such years.

          During fiscal years 1998 and 1999 and the subsequent interim period prior to engaging D&T, the Company did not consult with D&T regarding either the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or reportable event with E&Y.

          A letter from E&Y addressed to the Securities and Exchange Commission is included as Exhibit 1 to this Current Report on Form 8-K. Such letter states that such firm agrees with the statements made by the Company in this Item 4.



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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS TO FORM 8-K

Exhibits

Exhibit 1 Letter from Ernst & Young LLP to the Securities and Exchange Commission dated November 6, 2000.



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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LIGAND PHARMACEUTICALS INCORPORATED



Date:  November 6, 2000          By:/s/PAUL V. MAIER
                                 -----------------------
                                 Paul V. Maier
                                 Senior Vice President, Chief Financial Officer



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
INDEX TO EXHIBITS TO FORM 8-K

EXHIBIT         DESCRIPTION
1               Letter from Ernst & Young LLP to the Securities and Exchange
                Commission dated November 6, 2000.

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